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                                                                EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of General Growth Properties, Inc. on Form S-3 of our report dated February 13, 1996, on our audits of the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, and of our report dated February 13, 1996, on our audits of the consolidated financial statements of CenterMark Properties, Inc. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 12, 1994, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".




                                      /s/ COOPERS & LYBRAND L.L.P.




Chicago, Illinois
November 8, 1996